RE COMMERCIAL METALS COMPANY Q 3 F Y ’ 2 2 S u p p l e m e n t a l S l i d e s

Forward-Looking Statements Q3 FY22 Supplemental Slides │ June 16, 2022 2 This presentation contains “forward-looking statements" within the meaning of the federal securities laws with respect to general economic conditions, key macro-economic drivers that impact our business, the effects of ongoing trade actions, the effects of continued pressure on the liquidity of our customers, potential synergies and organic growth provided by acquisitions and strategic investments, demand for our products, metal margins, the effect of COVID-19 and related governmental and economic responses thereto, the ability to operate our steel mills at full capacity, future availability and cost of supplies of raw materials and energy for our operations, share repurchases, legal proceedings, the undistributed earnings of our non-U.S. subsidiaries, U.S. non-residential construction activity, international trade, the impact of Russia’s invasion of Ukraine, capital expenditures, our liquidity and our ability to satisfy future liquidity requirements, estimated contractual obligations, the expected capabilities and benefits of new facilities, the timeline for execution of our growth plan, and our expectations or beliefs concerning future events. The statements in this presentation that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management "expects," "anticipates," "believes," "estimates," "future," "intends," "may," "plans to," "ought," "could," "will," "should," "likely," "appears," "projects," "forecasts," "outlook" or other similar words or phrases, as well as by discussions of strategy, plans, or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this presentation. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in Part I, Item 1A, Risk Factors, of our annual report on Form 10-K for the fiscal year ended August 31, 2021, and Part II, Item A, risk factors of our subsequent quarterly reports on Form 10-Q, as well as the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products, global supply chain and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing, the potential impact of the Russian invasion of Ukraine on the global economy, energy supplies and raw materials, which is uncertain but may prove to negatively impact our business and operations; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers' abilities to access credit and non- compliance of their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions, and the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.

3 ✓ Vertical structure optimizes returns through the entire value chain ✓ Disciplined capital allocation focused on maximizing returns for our shareholders Q3 FY22 Supplemental Slides │ June 16, 2022 ✓ Leading positions in core product and geographical markets ✓ Focused strategy that leverages capabilities, competitive strengths, and market knowledge ✓ Strong balance sheet and cash generation provides flexibility to execute on strategy A Clear Path to Value Creation

Key Takeaways From Today's Call

✓ **Continued record-level financial performance**
- High margins on steel products and raw materials
- End market activity remained strong across geographies

✓ **Positioned for resilience through the economic cycle**
- Near-term leading indicators point toward market strength
- Structural trends expected to bolster U.S. construction activity
- CMC positioned to capitalize on upside; backlog and operational flexibility provide protection if markets weaken

✓ **Tensar acquisition creates an attractive growth platform**
- Deepens reach into existing markets and expands access to new markets
- Meaningful commercial synergy opportunities

✓ **Secular trends emerging in Europe**
- CMC Europe generated record earnings during Q3; steel market challenges indicate continued opportunity

✓ **Strong financial position**
- Balance sheet strength and cash flow profile provide capital allocation flexibility

$484 million
Q3 Core EBITDA[(1)]

$320 million
Q3 Adjusted Earnings [(1)]

$2.61
Q3 Adjusted EPS[(1)]

30%
Q3 Annualized ROIC[(1)]

1 Core EBITDA, adjusted earnings, adjusted earnings per share, and return on invested capital are non-GAAP financial measures. For definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document

CMC
Q3 FY22 Supplemental Slides | June 16, 2022 4

A Clearly Sustainable Future – Proud of Our Progress

With GHG emissions intensity already below the 2040 Paris Climate Agreement industry target, CMC continues to set new lower emissions targets

		CMC Performance	Industry Average	
GHG Emissions	Scope 1	0.197	0.82 MT CO2e / MT	
	Scope 1-3	0.698	1.89 MT CO2e / MT	63% lower than industry average
Energy Use	Energy Intensity	3.710	20.62 GJ / MT	82% lower than industry average
Water Use	Water Intake	1.241	28.60 m3 / MT	96% lower than industry average
Content	Virgin Material	2.0%	69.5% of content	67.5 percentage points lower than industry average

2030 Goals[1]	Progress on 2030 Goals[1]
Reduce our Scope 1 and 2 GHG emissions intensity by 20%	↓6.2% currently
Increase our renewable energy usage by 12% points	Renewables: ↑2.7% currently
Reduce our energy consumption intensity by 5%	Energy Intensity: ↓7.8% achieved
Reduce our water withdrawal intensity by 8%	↑7.8% currently

RESPECT FOR OUR ENVIRONMENT

At CMC, good business always aligns with good environmental practices:

- Environmental Stewardship
- Product Stewardship
- Reducing and managing our environmental impact

[1] Baseline for progress on environmental goals is fiscal year 2019

Sources: CMC 2021 Sustainability Report; scope 1 emissions based on direct emissions reported to the U.S. Environmental Protection Agency; virgin material content for industry based on data from Bureau of International Recycling; all other industry data sourced from the World Steel Association

CMC

Q3 FY22 Supplemental Slides | June 16, 2022 5

Resilient Markets, Resilient Company

Construction Market Indicators and Trends

Construction Leading Indicators

Architectural Billings Index

- Points to expansion in non-residential spending over next 9 to 12 months
- Strongest readings in CMC's key Southern and Western markets

Dodge Momentum Index

- Reached 14 year high in May
- Commercial and institutional non-residential starts showing strength

CMC Downstream Bid Activity

- Volumes and average pricing reached a new record in Q3 2022
- Good activity across sectors and geographies

Structural Trends

Federal Infrastructure Package

- 65% increase in funding for surface transportation compared to prior federal package
- Expected to add 1.5 million tons of incremental annual rebar consumption
- Related projects expected to enter pipeline in early CY 2023

Non-res Investment Following Residential

- Single family housing construction has been extremely strong since early 2020, particularly in the Southern U.S.
- Local infrastructure and non-residential investments to support newly formed residential communities (generally trails residential by 12 to 18 months)

Reshoring of Critical Industries

- Several massive projects already underway
- Continued emergence of new global supply chain rebalancing likely to add more target industries

Company Positioning

Upside Flexibility

Arizona 2 Startup (early CY 2023)

- Expected to add 500,000 tons of low-cost production with ability to flex between rebar and merchant bar

Tensar Acquisition

- Increases CMC's exposure to infrastructure
- Customer value proposition enhanced by environment of labor and material shortages
- Extends CMC's market reach into new markets such as asphalt and rail

Downside Protection

Record Downstream Backlog

- Currently at all-time high volume and average pricing levels

Working Capital Release

- CMC has invested roughly $900 million in working capital since mid-FY 2020

Highly Flexible Operations Network

- Ability to optimize production across facilities and products in various demand scenarios

Key construction indicators continue to point toward strength over the near-term. Looking further ahead, several structural trends are underway that could provide meaningful tailwinds to activity. CMC is positioned well to capitalize on upside or respond to softness.

CMC

Q3 FY22 Supplemental Slides | June 16, 2022 6

Tensar: Strategically Aligned Acquisition That Builds-Out Our Core Q3 FY22 Supplemental Slides │ June 16, 2022 7 • Transaction creates powerful global provider of diverse early phase reinforcement solutions • Extends CMC’s growth runway − Under-penetrated markets with significant long-term product adoption potential − Platform for adjacent growth − Leverages CMC’s commercial reach and brand awareness − Adds profitable geographies and end-use markets • Aligned with core strengths − Customer relationship-focused commercial culture − Value creation through innovation – product and processes − Expertise in reinforcing technologies − Operational excellence • Enhances sustainability profile − Tensar reduces CO2 emissions compared to conventional processes − Consistent with CMC’s commitment to environmental stewardship Expands into complementary reinforcing products and technologies Leverages CMC’s core strengths Creates platform for further growth Broadens and deepens exposure to infrastructure

2.5x 0.9x 0.8x 0.7x NM 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x Q4 2019 Q4 2020 Q4 2021 Q3 2022 Financially Attractive Transaction Q3 FY22 Supplemental Slides │ June 16, 2022 8 0 x 2 x 4 x 6 x 8 x 10 x 12 x 14 x Tensar Building Materials Construction Materials – 5% 10% 15% 20% 25% 30% Tensar Building Materials Construction Materials EV / FY ‘21 EBITDA EBITDA Margins Transaction Valuation and Margin Comparisons Impact on CMC Net Leverage Earnings Profile • Stable EBITDA Margins − 5-year average: 25.3% − 5-year low: 24.3% − 5-year high: 27.5% − GFC level: >20% Earnings Outlook • Meaningful commercial synergy opportunities • Executing on pre-acquisition plan to achieve significant organic growth over next 5 years − Commercialization of existing and new products − Baseline growth of key end markets − Excludes impact of U.S. infrastructure package Free Cash Flow Profile • Far less capital intensive than legacy CMC • Low capital expenditure requirements, even for new product line launches • 75%+ free cash flow conversion of EBITDA 1 EBITDA multiple illustrated for Tensar includes cost synergies of $5 million 2 Net debt to EBITDA is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document Net Debt to Trailing 12-Month Adjusted EBITDA

235% 449% 28% 71% – 100% 200% 300% 400% 500% 1-yr change vs. 10-year average Day Ahead Price (Avg of DE, SP, FR) CMC Europe Electricity Cost per Ton Secular Trends Emerging in Europe Q3 FY22 Supplemental Slides │ June 16, 2022 9 Q3 ‘22 Electricity Costs vs. Historical Periods – CMC Europe vs. European Spot Pricing Shifting Steel Long Product1 Trade Flows Into Europe 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 550,000 CMC Europe Finished Goods Shipments (trailing 4-quarter basis) Geopolitical events and energy supply shortages have meaningfully impacted European long steel markets. The addition of a third rolling line has allowed CMC Europe to capitalize on these dislocations. 35% above long-term average Poland Russia Belarus Turkey Russia / Belarus Turkey To Poland 205,627 2,765 To Neighboring Countries 726,745 115,553 To Other E.U. 676,483 1,145,242 Total E.U. 1,608,856 1,263,560 Annual Long Product Volumes to Europe (5-year average in short tons) Russia / Belarus Turkey To Poland 53% 1% To Neighboring Countries 33% 5% To Other E.U. 21% 35% Total E.U. 27% 22% Percent of Total Imported Long Products (5-year average) Geopolitical events have caused a significant shift in steel trade flows into Europe • Sanctions have resulted in an absence of Russian and Belarussian steel in the E.U. market. • Turkey, as the natural alternative, is not geographically well-situated to supply Eastern Europe. [1] Long product refers to rebar, merchant bar, and wire rod

• Q4 financial results are expected to be strong • Volumes in North America should be supported by a replenished downstream backlog, as well as broad end market strength • Downstream backlog is expected to continue repricing higher • Europe volumes should be supported by a robust construction market • Fourth quarter FY 2022 finished steel shipments should follow a typical seasonal pattern – generally consistent with third quarter levels • Margins in the fourth quarter FY 2022 are expected to be consistent with recent levels • Import sanctions against Russia and Belarus are expected to tighten market supply of long steel products in Central and Eastern Europe • Significant increase in steel product margins over scrap in North America and Europe − Margins up $213 per ton y/y in North America, up $149 per ton y/y in Europe • Margins on sales of raw materials reached $299 per ton compared to a seven-year average of $160 • Downstream average selling price increased $75 per ton from the prior quarter, a reflection of ongoing repricing of CMC’s backlog driven by higher priced new contracts • Downstream backlog volume grew on a year-over-year basis for fourth consecutive quarter • North America controllable costs per ton of finished steel were flat from the prior quarter, but up y/y on increased per unit purchase costs for freight, alloys, and energy • Third rolling line in Poland running at high utilization, allowing CMC Europe to achieve record levels of finished goods shipments • Energy costs in Europe segment increased from the third quarter of 2021, but were more than offset by strong market dynamics − Hedged position provided large cost offset − Electricity rates in the Polish market have experienced less volatility compared to Western European countries • Major end markets in North America and Europe remained strong P e rf o rm a n c e D ri v e rs O u tl o o k Operational Update 10Q3 FY22 Supplemental Slides │ June 16, 2022 FY 2022 Core EBITDA is expected to achieve new record

230 484 172 71 1 9 0 50 100 150 200 250 300 350 400 450 500 Q3 2021 NA Segment EBITDA Europe Segment EBITDA Corp & Eliminations Other Non-Op Items Q3 2022 Consolidated Operating Results 11Q3 FY22 Supplemental Slides │ June 16, 2022 Q3 ‘21 Q4 ‘21 Q1 ‘22 Q2 ‘22 Q3 ‘22 External Finished Steel Tons Shipped1 1,601 1,646 1,464 1,429 1,654 Core EBITDA2 $230,464 $255,916 $326,806 $323,107 $483,913 Core EBITDA per Ton of Finished Steel Shipped2 $144 $155 $223 $226 $293 Adjusted Earnings2 $127,106 $154,240 $199,152 $187,553 $320,244 Performance Summary Units in 000’s except per ton amounts • $4.5 million charge related to Tensar acquisition and integration • $2.2 million charge for purchase accounting effect on inventory valuation Non-Operating Charges (excluded from results above) Figures are pre-tax for Q3 2022 [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Core EBITDA, Core EBITDA per ton of finished steel shipped, and adjusted earnings are non-GAAP measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Core EBITDA Bridge – Q3 2021 to Q3 2022 $ Millions

173 179 244 268 322 619 645 658 741 808 425 466 548 605 638 0 50 100 150 200 250 300 350 0 100 200 300 400 500 600 700 800 900 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Adjusted EBITDA per Ton of Finished Steel Shipped Downstream Products Margin Over Scrap (1 Qtr Lag) Steel Products Margin Over Scrap 100 125 150 175 200 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Adjusted EBITDA per ton Wgt Avg Finished Steel ASP Wgt Avg Finished Steel Mgn Over Scrap Controllable Costs Key Performance Drivers Q3 2022 vs Q3 2021 North America 12Q3 FY22 Supplemental Slides │ June 16, 2022 Q3 ’21 Q4 ‘21 Q1 ‘22 Q2 ‘22 Q3 ’22 External Finished Steel Tons Shipped1 1,197 1,186 1,099 979 1,178 Adjusted EBITDA $207,330 $212,018 $268,524 $262,148 $379,355 Adjusted EBITDA per Ton of Finished Steel Shipped $173 $179 $244 $268 $322 Adjusted EBITDA Margin 13.3% 12.8% 16.2% 16.2% 18.7% Performance Summary Units in 000’s except per ton amounts (excludes California land sale) • Significant increase in steel product margins over scrap − Up $213 per ton y/y and $33 per ton sequentially • Expanded margins on sales of raw materials − Spread of selling price over purchase cost increased $47 per ton on a y/y basis • Expanded margins on sales of downstream products − Margin over scrap cost increased nearly $180 per ton y/y − Full value chain profitability on sales of downstream products above long-term average • Controllable costs negatively impacted by planned maintenance, freight, energy, and alloys − CMC remains very competitively positioned in comparison to the broader industry Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized [3] Downstream Products Margin Over Scrap equals Average Selling Price minus prior quarter cost of ferrous scrap utilized Tensar contributed $4 million, which includes a $1.4 million charge related to purchase accounting effects on inventory North America – Key Margins $ / ton (excludes California land sale) D P a n d S P M a rg in O ve r S c ra p A d ju s te d E B IT D A p e r to n North America Indexed Margins and Controllable Costs $ / ton of external finished steel shipped (excludes California land sale) [2] [3]

80 85 90 95 100 105 110 124 147 219 180 254 288 315 435 407 437 0 50 100 150 200 250 300 100 150 200 250 300 350 400 450 500 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Adjusted EBITDA per Ton Steel Products Margin Over Scrap Key Performance Drivers Q3 2022 vs Q3 2021 Europe 13Q3 FY22 Supplemental Slides │ June 16, 2022 Q3 ‘21 Q4 ‘21 Q1 ‘22 Q2 ’22 Q3 ’22 External Finished Steel Tons Shipped1 404 460 365 450 476 Adjusted EBITDA $50,005 $67,676 $79,832 $81,149 $120,974 Adjusted EBITDA per Ton of Finished Steel Shipped $124 $147 $219 $180 $254 Adjusted EBITDA Margin 17.6% 18.4% 24.3% 20.5% 25.0% Performance Summary Units in 000’s except per ton amounts • Significant increase in margin over scrap − Up $149 per ton y/y • Strong contribution from third rolling line − Allowed for increased sales of finished steel products into favorable market − Increased shipments y/y of rebar, merchant bar, and wire rod • Strong steel market dynamics more than offset impact of significant increase in electricity costs • Robust volumes and pricing on downstream mesh and wire products Europe – Key Margins $ / ton A d ju s te d E B IT D A p e r to n Polish and E.U. Construction Activity Index Average of trailing three months [2] Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products [2] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized [3] Data sourced from Eurostat Tensar contributed $1 million, which includes a $0.8 million charge related to purchase accounting effects on inventory S te e l P ro d u c t M a rg in O ve r S c ra p 3 E.U. 27 Poland

2 31 Disciplined Capital Allocation Strategy 14Q3 FY22 Supplemental Slides │ June 16, 2022 CMC Capital Allocation Priorities: $350 million share repurchase program in place Quarterly dividend of $0.14 per share (increased 17% in Q4 2021) Shareholder Cash Distribution Programs in Place • Operating cash flow • Sale of southern California real estate ($313 million of gross proceeds) • $600 million notes issuance • $150 million tax-exempt bond1 • Funding of Tensar acquisition • Growth initiatives, including completion of Arizona 2 micro mill • Share repurchases • Opportunistic redemption of 2027 notes Value-generating Growth Shareholder Distributions Debt Management CMC will prudently allocate capital while maintaining a strong and flexible balance sheet YTD 2022 Sources of Cash Uses and Intended Uses Notes: [1] Use of cash raised from offering of tax-exempt bond is limited to funding of Arizona 2 project

$811 $5 $37 $11 $140 $155 $279 $380 $1,084 $0 $200 $400 $600 $800 $1,000 $1,200 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 L12M (to Q3 '22) Cash Generation Profile 15Q3 FY22 Supplemental Slides │ June 16, 2022 Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders 1 (in millions) CMC’s cash flow capabilities have been greatly enhanced through our strategic transformation FY 2022 capital expenditures expected in a range of $475 million to $500 million Source: Public filings, Internal data [1] Adjusted EBITDA less Sustaining Capital Expenditures and Disbursements to Stakeholders is a non-GAAP financial measure. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Gain on California land sale

69 150 399 410 $330 $300 $300 $300 $145 $400 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2047 Balance Sheet Strength 16Q3 FY22 Supplemental Slides │ June 16, 2022 [1] 2047 tax-exempt bonds were priced to yield 3.5%; coupon rate is 4.0% [2] Availability as of May 31, 2022 excludes proceeds related to 2047 tax-exempt bond as these funds are held as restricted cash Source: Public filings Revolver U.S. Accounts Receivable Facility Poland Credit Facilities (US$ in millions) Revolving Credit Facility 4.125% Notes Cash and Cash Equivalents 4.875% Notes 3.875% Notes Debt maturity profile provides strategic flexibility Debt Maturity Profile Q3 FY’22 Liquidity2 (US$ in millions) 4.375% Notes 4.0% Bond Poland Accounts Receivable Facility

46% 42% 37% 33% 32% 24% 18% 21% 22% 20% 17% 18% 14% 24% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 3.9x 3.2x 2.5x 1.9x 1.6x 1.2x 0.9x 1.1x 1.2x 1.0x 0.8x 0.7x 0.5x 0.7x NM 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x Leverage Profile 17Q3 FY22 Supplemental Slides │ June 16, 2022 Source: Public filings, Internal data Notes: 1. Total debt is defined as long-term debt plus current maturities of long-term debt and short-term borrowings. 2. Net Debt is defined as total debt less cash & cash equivalents. 3. EBITDA depicted is adjusted EBITDA from continuing operations on a trailing 12-month basis. 4. Net debt-to-capitalization is defined as net debt on CMC’s balance sheet divided by the sum of total debt and stockholders’ equity For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Financial strength gives us the flexibility to fund our announced projects, pursue opportunistic M&A, and distribute cash to shareholders Net Debt1,2 / EBITDA3 Net Debt-to-Capitalization4

Q3 FY22 Supplemental Slides │ June 16, 2022 18 Appendix: Non-GAAP Financial Reconciliations

Adjusted EBITDA and Core EBITDA

Figures in thousand $	3 MONTHS ENDED 5/31/2022	2/28/2022	11/30/2021	8/31/2021	5/31/2021
Net earnings	$312,429	$383,314	$232,889	$152,313	$130,408
Interest expense	13,433	12,011	11,035	11,659	11,965
Income taxes	92,590	126,432	28,872	40,444	38,175
Depreciation and amortization	43,583	41,134	41,226	42,437	41,804
Amortization of acquired unfavorable contract backlog	–	–	–	(1,495)	(1,508)
Asset impairments	3,245	1,228	–	2,439	277
Adjusted EBITDA[1]	$465,280	$564,119	$314,022	$247,797	$221,121
Non-cash equity compensation	11,986	16,251	9,619	8,119	13,800
Loss on debt extinguishment	–	16,052	–	–	–
Gain on sale of assets	–	(273,315)	–	–	(4,457)
Facility closure	–	–	–	–	–
Acquisition and integration related costs and other	4,478	–	3,165	–	–
Purchase accounting effect on inventory	2,169	–	–	–	–
Core EBITDA[1]	$483,913	$323,107	$326,806	$255,916	$230,464
North America steel product shipments	779	652	699	771	789
North America downstream shipments	399	327	400	415	408
Europe steel product shipments	476	450	365	460	404
Total finished steel shipments	1,654	1,429	1,464	1,646	1,601
Core EBITDA per ton of finished steel shipped	293	226	223	155	144

[1] See page 24 for definitions of non-GAAP measures

Q3 FY22 Supplemental Slides | June 16, 2022 19

Adjusted Earnings Q3 FY22 Supplemental Slides │ June 16, 2022 20[1] See page 24 for definitions of non-GAAP measures Figures in thousand $ 3 MONTHS ENDED 5/31/2022 2/28/2022 11/30/2021 8/31/2021 5/31/2021 Net earnings $312,429 $383,314 $232,889 $152,313 $130,408 Gain on sale of assets – (273,315) – – (4,457) Loss on debt extinguishment – 16,052 – – – Facility closure – – – – – Asset impairments 3,245 1,228 – 2,439 277 Acquisition and integration related costs and other 4,478 – 3,165 – – Purchase accounting effect on inventory 2,169 – – – – Total adjustments (pre-tax) $9,892 ($256,035) $3,165 $2,439 ($4,180) Tax impact International restructuring – – (36,237) – – Related tax effects on adjustments (2,077) 60,274 (665) (512) 878 Total tax impact ($2,077) $60,274 ($36,902) ($512) $878 Adjusted earnings1 $320,244 $187,553 $199,152 $154,240 $127,106 Average diluted shares outstanding (thousands) 122,780 122,852 122,798 122,376 122,194 Adjusted earnings per diluted share $2.61 $1.53 $1.62 $1.26 $1.04 3 MONTHS ENDED 5/31/202 2/28/202 1 /30/2021 8/31/2021 5/31/2021 Net earnings $312,429 $383,314 $232,8 9 $152,313 $130,408 Gain on sale of as ets – (273,315) – – (4, 57) Los on debt extinguishment – 16,052 – – – Facil ty closure – – – – – As et impairments 3,245 1,2 8 – 2,439 27 Acquisition and integration related costs and other 4,478 – 3,165 – – Purchase ac ounting effect on inventory 2,169 – – – – Total adjustments (pre-tax) $9,892 ($256,035) $3,165 $2,439 ($4,180) Tax impact International restructuring – – (36,237) – – Related tax effects on adjustments (2,07) 60,274 (6 5) (512) 878 Total tax impact ($2,07 ) $60,274 ($36,902) ($512) $878 Adjusted earnings1 $320,24 $187,5 3 $19 ,152 $154,240 $127,106 Average diluted shares outstanding (thousands) 12 ,780 12 ,852 12 ,798 12 ,376 12 ,194 Adjusted earnings per diluted share $2.61 $1.53 $1.62 $1.26 $1.04

3 MOS ENDED 5/31/2022 Earnings before income taxes $405,019 Plus: interest expense 13,433 Plus: acquisition and integration related costs 4,478 Plus: loss on extinguishment of debt 39 Plus: asset impairments 3,245 Plus: purchase accounting effect on inventory 2,169 Less: gain on sale of assets (2,024) Operating profit - adjusted $426,359 Operating profit - adjusted $426,359 Less: income tax at statutory rate 1 101,473 Net operating profit after tax $324,886 Assets $6,103,702 Less: cash and cash equivalents 410,265 Less: accounts payable 492,947 Less: accrued expenses and other payables 474,653 Invested capital $4,725,837 Annualized net operating profit after tax $1,299,542 Invested capital (average of Q3 2022 and Q2 2022 ending amounts) $4,292,354 Return on Invested Capital2 30.3% Return on Invested Capital Q3 FY22 Supplemental Slides │ June 16, 2022 21 [1] Federal statutory rate of 21% plus approximate impact of state level income tax [2] See page 24 for definitions of non-GAAP measures Figures in thousand $

Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders

Figures in thousand $	12 MONTHS ENDED								9 MONTHS ENDED	
	5/31/2022	8/31/2021	8/31/2020	8/31/2019	8/31/2018	8/31/2017	8/31/2016	8/31/2015	5/31/2022	5/31/2021
Net earnings	$1,080,945	$412,865	$278,302	$198,779	$135,237	$50,175	$62,001	$58,583	$928,632	$260,552
Interest expense	48,138	51,904	61,837	71,373	40,957	44,151	62,121	76,456	36,479	40,245
Income taxes	288,338	121,153	92,476	69,681	30,147	15,276	13,976	36,097	247,894	80,709
Depreciation and amortization	168,380	167,613	165,749	158,653	131,508	124,490	127,111	135,559	125,943	125,176
Asset impairments	6,912	6,784	7,611	384	14,372	1,730	40,028	2,573	4,473	4,345
Amortization of acquired unfavorable contract backlog	(1,495)	(6,035)	(29,367)	(74,784)	–	–	–	–	–	(4,540)
Adjusted EBITDA[1]	$1,591,218	$754,284	$576,608	$424,086	$352,221	$235,822	$305,237	$309,268	$1,343,421	$506,487
Sustaining capital expenditures and disbursements to stakeholders										
Sustaining capital expenditures (depreciation and amortization used as proxy)	168,380	167,613	165,749	158,653	131,508	124,490	127,111	135,559	125,943	125,176
Interest expense	48,138	51,904	61,837	71,373	40,957	44,151	62,121	76,456	36,479	40,245
Cash income taxes	271,400	140,950	44,499	7,977	7,198	30,963	50,201	61,000	189,491	59,041
Dividends	65,474	57,766	57,056	56,537	56,076	55,514	55,342	55,945	51,003	43,295
Less: Equity Compensation	(45,975)	(43,677)	(31,850)	(25,106)	(23,929)	(30,311)	(26,355)	(24,484)	(37,856)	(35,558)
Total capital expenditures and disbursements to stakeholders	$507,417	$374,556	$297,291	$269,434	$211,810	$224,807	$268,420	$304,476	$365,060	$232,199
Adjusted EBITDA less capital expenditures and disbursements to stakeholders[1]	$1,083,801	$379,728	$279,317	$154,652	$140,411	$11,015	$36,817	$4,792	$978,361	$274,288

[1] See page 24 for definitions of non-GAAP measures

Q3 FY22 Supplemental Slides | June 16, 2022 22

Net Debt to Adjusted EBITDA and Net Debt to Capitalization

	3 MONTHS ENDED																
Figures in thousand $	5/31/2022	2/28/2022	11/30/2021	8/31/2021	5/31/2021	2/28/2021	11/30/2020	8/31/2020	5/31/2020	2/29/2020	11/30/2019	8/31/2019	5/31/2019	2/28/2019	11/30/2018	8/31/2018	5/31/2018
Long-term debt	$1,115,478	$1,445,755	$1,007,801	$1,015,415	$1,020,129	$1,011,035	$1,064,893	$1,065,536	$1,153,800	$1,144,573	$1,179,443	$1,227,214	$1,306,863	$1,310,150	$1,307,824	$1,138,619	$1,139,103
Current maturities of long-term debt and short-term borrowings	423,091	27,554	56,896	54,366	56,735	22,777	20,701	18,149	17,271	22,715	13,717	17,439	54,895	88,902	29,083	19,746	19,874
Total debt	$1,538,569	$1,473,309	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758	$1,399,052	$1,336,907	$1,158,365	$1,158,977
Less: Cash and cash equivalents	410,265	846,587	415,055	497,745	443,120	367,347	465,162	542,103	462,110	232,442	224,797	192,461	120,315	66,742	52,352	622,473	600,444
Net debt[1]	$1,128,304	$626,722	$649,642	$572,036	$633,744	$666,465	$620,432	$541,582	$708,961	$934,846	$968,363	$1,052,192	$1,241,443	$1,332,310	$1,284,555	$535,892	$558,533
Earnings from continuing operations	$312,429	$383,314	$232,889	$152,313	$130,408	$66,233	$63,911	$67,782	$64,169	$63,596	$82,755	$85,880	$78,551	$14,928	$19,420	$51,260	$42,325
Interest expense	13,433	12,011	11,035	11,659	11,965	14,021	14,259	13,962	15,409	15,888	16,578	17,702	18,513	18,495	16,663	15,654	11,511
Income taxes	92,590	126,432	28,872	40,444	38,175	20,941	21,593	18,495	23,804	22,845	27,332	16,826	29,105	18,141	5,609	6,682	13,312
Depreciation and amortization	43,583	41,134	41,226	42,437	41,804	41,573	41,799	41,654	41,765	41,389	40,941	41,051	41,181	41,245	35,176	32,610	32,949
Asset impairments	3,245	1,228	–	2,439	277	474	3,594	1,098	5,983	–	530	369	15	–	–	840	935
Amortization of acquired unfavorable contract backlog	–	–	–	(1,495)	(1,508)	(1,509)	(1,523)	(10,691)	(4,348)	(5,997)	(8,331)	(16,582)	(23,394)	(23,476)	(11,332)	–	–
Adjusted EBITDA from continuing operations[1]	$465,280	$564,119	$314,022	$247,797	$221,121	$141,733	$143,633	$132,300	$146,782	$137,721	$159,805	$145,246	$143,971	$69,333	$65,536	$107,046	$101,032
Trailing 12 month adjusted EBITDA from continuing operations	$1,591,218	$1,347,059	$924,673	$754,284	$638,787	$564,448	$560,436	$576,608	$589,554	$586,743	$518,355	$424,086	$385,886	$342,947			
Total debt	$1,538,569	$1,473,309	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758	$1,399,052	$1,336,907	$1,158,365	$1,158,977
Total stockholders' equity	3,142,169	2,869,947	2,486,189	2,295,109	2,156,597	2,009,492	1,934,899	1,889,413	1,800,662	1,758,055	1,701,697	1,624,057	1,564,195	1,498,496	1,489,027	1,493,583	1,452,902
Total capitalization	$4,680,738	$4,343,256	$3,550,886	$3,364,890	$3,233,461	$3,043,304	$3,020,493	$2,973,098	$2,971,733	$2,925,343	$2,894,857	$2,868,710	$2,925,953	$2,897,548	$2,825,934	$2,651,948	$2,611,879
Net debt to trailing 12 month adjusted EBITDA from continuing operations	0.7x	0.5x	0.7x	0.8x	1.0x	1.2x	1.1x	0.9x	1.2x	1.6x	1.9x	2.5x	3.2x	3.9x			
Net debt to capitalization	24%	14%	18%	17%	20%	22%	21%	18%	24%	32%	33%	37%	42%	46%			

[1] See page 24 for definitions of non-GAAP measures

Q3 FY22 Supplemental Slides | June 16, 2022 23

Definitions for non-GAAP financial measures Q3 FY22 Supplemental Slides │ June 16, 2022 24 ADJUSTED EARNINGS Adjusted earnings is a non-GAAP financial measure that is equal to earnings before debt extinguishment costs, certain gains on sale of assets, certain facility closure costs, asset impairments, purchase accounting effect on inventory and acquisition settlements, including the estimated income tax effects thereof. Adjusted earnings should not be considered as an alternative to net earnings or any other performance measure derived in accordance with GAAP. However, we believe that adjusted earnings provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing core performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted earnings to evaluate our financial performance. Adjusted earnings may be inconsistent with similar measures presented by other companies. Adjusted earnings per diluted share is defined as adjusted earnings on a diluted per share basis. CORE EBITDA Core EBITDA is the sum of net earnings before interest expense and income taxes. It also excludes recurring non-cash charges for depreciation and amortization and asset impairments. Core EBITDA also excludes debt extinguishment costs, non-cash equity compensation, certain gains on sale of assets, certain facility closure costs, acquisition settlement costs and purchase accounting effect on inventory. Core EBITDA should not be considered an alternative to earnings (loss) from continuing operations or net earnings (loss), or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP. However, we believe that Core EBITDA provides relevant and useful information, which is often used by analysts, creditors and other interested parties in our industry as it allows: (i) comparison of our earnings to those of our competitors; (ii) a supplemental measure of our ongoing core performance; and (iii) the assessment of period-to-period performance trends. Additionally, Core EBITDA is the target benchmark for our annual and long-term cash incentive performance plans for management. Core EBITDA may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is the sum of the Company’s net earnings before interest expense, income taxes, depreciation and amortization expense, impairment expense, and amortization of acquired unfavorable contract backlog. Adjusted EBITDA should not be considered as an alternative to net earnings, or any other performance measure derived in accordance with GAAP. However, we believe that adjusted EBITDA provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted EBITDA to evaluate our financial performance. Adjusted EBITDA may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA LESS CAPITAL EXPENDITURES AND DISBURSEMENTS TO STAKEHOLDERS Adjusted EBITDA less sustaining capital expenditures and disbursements to shareholders is defined as Adjusted EBITDA less depreciation and amortization (used as a proxy for sustaining capital expenditures) less interest expense, less cash income taxes less dividend payments plus stock-based compensation. NET DEBT Net debt is defined as total debt less cash and cash equivalents. RETURN ON INVESTED CAPITAL Return on Invested Capital is defined as: 1) after-tax operating profit divided by 2) total assets less cash & cash equivalents less non-interest-bearing liabilities

Q3 FY22 Supplemental Slides │ June 16, 2022 25 Thank You